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                                                                    EXHIBIT 23.1

                      [MILLER AND LENTS, LTD. LETTERHEAD]



                                 March 5, 1998



NationsBank of Texas, N.A., Trustee
Williams Coal Seam Gas Royalty Trust
NationsBank Plaza
901 Main Street, Suite 1700
Dallas, Texas  75202

                                      Re:  Williams Coal Seam Gas Royalty Trust
                                           Securities and Exchange Commission
                                             Form 10-K Annual Report

Gentlemen:

         The firm of Miller and Lents, Ltd. consents to the references to Miller and Lents, Ltd. and to the use of its reports listed below regarding the Williams Coal Seam Gas Royalty Trust Proved Reserves and Future Net Income in the Form 10-K Annual Report to be filed by the Williams Coal Seam Gas Royalty Trust with the Securities and Exchange Commission.

         1.   Report dated November 21, 1992 for reserves as of October 1, 1992.

         2.   Report dated March 10, 1993 for reserves as of December 31, 1992.

         3. Report dated February 23, 1994 for reserves as of December 31, 1993 (using October 1, 1992 prices).

         4. Report dated February 23, 1994 for reserves as of December 31, 1993 (using December 31, 1993 prices).

         5.   Report dated February 28, 1995 for reserves as of December 31,
              1994.

         6.   Report dated March 8, 1996 for reserves as of December 31, 1995.

         7.   Report dated March 17, 1997 for reserves as of December 31, 1996.

         8.   Report dated March 5, 1998 for reserves as of December 31, 1997.

      Miller and Lents, Ltd. has no interests in the Williams Coal Seam Gas Royalty Trust or in any of its affiliated companies or subsidiaries and does not receive any such interest as payment for its report. No director, officer, or employee of Miller and Lents, Ltd. is employed or otherwise connected with the Williams Coal Seam Gas Royalty Trust nor is Miller and Lents, Ltd. employed by the Williams Coal Seam Gas Royalty Trust on a contingent basis.

                                             Very truly yours,

                                             MILLER AND LENTS, LTD.


                                             By /s/ S. JOHN STIEBER
                                               --------------------------------
                                               S. John Stieber
                                               Senior Vice President

SJS/hsd